Exhibit 10.24


                    OFFER FOR COMPENSATION
                         BILL DOWD
               PRESIDENT & CHIEF OPERATING OFFICER
                    FLEMING COMPANIES, INC.



1.   Salary:             $475,000

2.   Bonus Potential:    $356,250 (Same formula calculations as other executive
                         officers.)

3.   1995 Bonus:         Will receive proportionate amount that other executive
                         officers would receive based on EVA calculations for year end results 1995, payable following board meeting in February, 1996.

4.   Stock Options:      20,000 time vested shares, 40,000 performance shares,
                         16,000 restricted shares.

5.   Deluxe Cadillac -   grade up from vehicles given to executive vice
                         presidents.

6.   Country Club membership - social membership only.

7.   Relocation:         Fleming will reimburse Cott for an equal amount to
                         what they paid to cover the sale and closing on his house.
                         Pay moving costs.
                         Up to 2% of Oklahoma City home value for closing.
                         Temporary living in a company provided apartment.

8.   Employment Agreement which takes effect in the event of a change in control.

9.   Severance Agreement - if terminated for any reason other than cause, pay one year's salary.

10.  Health coverage - company to pay COBRA premium for two months.

11.  Retirement/SERP (see attached)

Age:                53
Est. Soc. Sec.      $15,310
Years to retire:    12

Qualified Annual Pension at age 65   $26,938

Target Total Pension          $260,000
Fleming Pension                (26,938)
Primary & Spousal Soc. Sec.    (22,965)
Kraft Retirement               (50,000)

                              $160,097

Round to:                     $162,000

Payable as Follows:

             Year      Age at Retirement   Annual SERP Payments

After year     1         54                  0
               2         55                  0
               3         56                  0
               4         57                  0
               5         58                  0
               6         59                  $81,000
               7         60                   94,500
               8         61                  108,000
               9         62                  121,500
               10        63                  135,000
               11        64                  148,500
               12        65                  162,000


Agreed to and accepted this 7th day of July, 1995

Fleming Companies, Inc.


     ROBERT E. STAUTH              BILL DOWD

By:  Robert E. Stauth              Bill Dowd
     Chairman and CEO